Exhibit 10.2

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT, dated as of March 16, 2010 (this “Agreement”), is entered into by and among Southwest Water Company, a Delaware corporation (the “Company”), and SW Merger Acquisition Corp. (the “Stockholder”).

RECITALS

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of March 16, 2010 (the “Purchase Agreement”), by and between the Company and the Stockholder, the Company issued 2,700,000 (two million, seven hundred thousand) shares of its common stock, par value $0.01 per share (the “Company Common Stock”) (the number of such shares of Company Common Stock, the “Shares”), to the Stockholder, and the Stockholder owns the Shares;

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, each of the Company and the Stockholder desires to enter into this Agreement to set forth certain rights and obligations of the Company and the Stockholder with respect to the ownership by the Stockholder of the Shares and certain other matters, all in accordance with the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.      Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Merger Agreement, and (b) the following terms have the meanings set forth in this Section 1.1:

“Affiliate”, with respect to any Person, shall have the meaning set forth in Rule 12b-2 of the Exchange Act as in effect on the date hereof.

“Agreement” has the meaning specified in the Introduction.

“Blackout Notice” has the meaning specified in Section 2(c) of Exhibit A.

“Blackout Period” has the meaning specified in Section 2(c) of Exhibit A.

“Company” has the meaning specified in the Introduction.

“Company Common Stock” has the meaning specified in the Recitals.

“Company Subsidiary” means a Subsidiary of the Company.

“Demand Notice” has the meaning specified in Section 2(b) of Exhibit A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” has the meaning specified in Section 10 of Exhibit A.

“Losses” has the meaning specified in Section 7(a) of Exhibit A.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of March 2, 2010, by and among Stockholder, SW Merger Sub Corp. and the Company.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

“Registrable Shares” means the Shares that are not Transferable Shares, and any Company Common Stock or other securities of the Company or any successor entity which may be issued or distributed in respect of the Registrable Shares by way of stock dividend or stock split or other distribution, recapitalization, merger, conversion or reclassification.

“Registration Rights” has the meaning specified in Section 2.1.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholders” has the meaning specified in Section 3 of Exhibit A.

“Shares” has the meaning specified in the Recitals.

“Shelf Registration Statement” has the meaning specified in Section 2(a) of Exhibit A.

“Standstill Period” means the period commencing on the date hereof and ending on the date of the termination of the Merger Agreement.

“Stockholder” has the meaning specified in the Introduction.

“Subsidiary” of a Person means any other Person of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity or fifty percent (50%) or more of the equity interests in such corporation or entity shall at the time be owned or controlled, directly or indirectly, by such Person and/or by one or more of its Subsidiaries.

“Transfer” has the meaning specified in Section 3.1.

“Transferable Shares” means all or a portion of the Shares that are eligible for resale in compliance with Rule 144 of the Securities Act (including the requirement that the Shares meet the one-year holding period specified in Rule 144(d)).

ARTICLE II

REGISTRATION RIGHTS

Section 2.1.      Registration Rights. The Stockholder shall have the rights to registration under the Securities Act of the Registrable Shares, on the terms and subject to the conditions set forth in Exhibit A (the “Registration Rights”); provided, however, that such Registration Rights shall not become effective until the date of termination of the Merger Agreement.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1.      Lock-up Period. Except as permitted by Section 3.2, the Stockholder shall not (i) sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (each, a “Transfer”) or (ii) enter into any swap or other arrangement that transfers to another the economic consequences of ownership of the Shares prior to the earlier of (A) the Effective Time of the Merger, (B) the termination of the Merger Agreement upon the mutual written consent of the Company and Parent or (C) the termination of the Merger Agreement in accordance with its terms under any other circumstances, provided that if in connection with a termination of the Merger Agreement under this subclause (C) a Reverse Termination Fee or expenses are payable to the Company, then such Reverse Termination Fee or expenses shall have been paid to the Company (the date of the occurrence of an event in subclause (A), (B) or (C), the “Expiration Date”).

Section 3.2.      Permitted Transfers. Provided that at all times prior to the Expiration Date the Stockholder maintains net working capital necessary to timely address any claim by the Company for the payment of a Reverse Termination Fee or expenses under the terms of the Merger Agreement (and subject to the Stockholder’s continuing compliance prior to the termination of the Merger Agreement with the terms of the Merger Agreement, including Section 5.4(d) thereof), the restrictions on transfer in Section 3.1 shall not apply to the following Transfers of Shares (each of which exceptions shall be separate and not reduce the scope or availability of any other exception):

(a)        (i) to the Company, (ii) to any Affiliate of the Stockholder, (iii) to any party to the Merger Agreement or (iv) to any equity holder or investor in the Stockholder or its Affiliates, including any new equity holder or investor in the Stockholder or its Affiliates after the date hereof; provided, in each case (other than a transfer to the Company), that the transferee agrees in writing to the restrictions on further transfers of such securities to the extent provided in this Article III and the covenants applicable to Stockholder in Article IV; or

(b)        in sales pursuant to Rule 144 under the Securities Act.

Any transfer made pursuant to this Section 3.2 shall comply with all applicable federal and state securities laws and regulations.

ARTICLE IV

COVENANTS

Section 4.1.      Registration Rights. The Company and the Stockholder shall comply with the provisions contained in Exhibit A regarding the Registration Rights.

Section 4.2.      Form S-3 Eligibility. Until such time as all of the Shares are Transferable Shares, the Company shall use its commercially reasonable best efforts to regain its eligibility to use Form S-3 under the criteria set forth in Instruction I.A. thereto, and if it regains such eligibility, to continue to use commercially reasonable best efforts to remain so eligible to use Form S-3.

Section 4.3.      Expenses. The Company and the Stockholder shall each bear its own expenses and legal fees with respect to this Agreement and the transactions contemplated hereby.

Section 4.4.      Board Seat. The Stockholder shall be permitted to appoint one member of the board of directors of the Company (the “Board”) who satisfies the Company’s Board membership criteria set forth in its Corporate Governance Guidelines.  Once appointed by the Stockholder and seated on the Board, its designated member of the Board will be subject to the same election requirements to which all other members of the Board are subject.

Section 4.5.      Standstill. During the Standstill Period, except in respect of the transactions contemplated by this Agreement and by the Merger Agreement, the Stockholder agrees that it will not nor will it cause any of its Subsidiaries to acquire beneficial ownership of any additional shares of Company Common Stock, unless specifically consented to by the Board of Directors of the Company.

ARTICLE V

TERMINATION

This Agreement shall terminate (A) upon the Effective  Time of the Merger, (B) by mutual agreement of the Company and the Stockholder, or (C) upon the later of (i) the Expiration Date and (ii) such time as the Holders no longer own any Shares.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1.      Notices.  All notices and other communications required or permitted by this Agreement shall be in writing and shall be effective, and any applicable time period shall commence, when (a) delivered to the following addresses by hand or by a nationally recognized overnight courier service (costs prepaid and with proof of delivery) addressed to the following addresses or (b) transmitted electronically to the following facsimile numbers or e-mail addresses (receipt of which is confirmed) in each case marked to the attention of the persons (by name or title) designated below (or to such other address, facsimile number, e-mail address, or person as a party may designate by notice given in accordance with this Section 6.1 to the other parties):

if to Stockholder:
c/o IIF Subway Investment LP
245 Park Avenue, 2nd Floor
New York, NY 10167
Facsimile No.: (212) 648-2033
E-mail: andrew.f.walters@jpmorgan.com
             christian.p.porwoll@jpmorgan.com
Attention: Andrew F. Walters
                 Christian P. Porwoll

and

Water Asset Management, LLC
509 Madison Avenue, Suite 804
New York, NY 10022
Facsimile No.: (212) 754-5101
E-mail: m.robert@waterinv.com
Attention: Marc Robert

with a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile No.: (212) 455-2502
E-mail: aklein@stblaw.com
Attention: Alan Klein

if to the Company:
Southwest Water Company
One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California 90017-3782
Facsimile No.: (213) 929-1888
E-mail: mswatek@swwc.com
Attention: Mark A. Swatek

with a copy to:
Locke Lord Bissell & Liddell LLP
300 S. Grand Avenue, Suite 2600
Los Angeles, California 90071
Facsimile No.: (213) 341-6774
E-mail: nbrockmeyer@lockelord.com
Attention: Neal H. Brockmeyer

Section 6.2.      Entire Agreement. This Agreement and the Purchase Agreement set forth the entire agreement of the parties with respect to the subject matter hereof.  Notwithstanding anything contained herein, this Agreement is not intended to, and shall in no way, modify or supplement the terms of the Merger Agreement.  This Agreement supersedes the terms of that certain binding letter of intent dated March 2, 2010 by and among the Company, the Stockholder and certain Affiliates of the Stockholder, and all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof (other than the Merger Agreement).

Section 6.3.      Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason (a) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable Law and to give the maximum effect to the intent of the parties; (b) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed to give the maximum effect to the intent of the parties.

Section 6.4.      Interpretation. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereto,” “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.  Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented.  References to a person are also to its permitted successors and assigns.  Whenever a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  Whenever a reference is made in this Agreement to parties, such reference shall be to the parties to this Agreement unless otherwise indicated.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 6.5.      Counterparts; Effect. This Agreement may be executed in two or more counterparts, and by the different parties in separate counterparts, all of which taken together shall constitute one and the same agreement and shall become effective when one or more counterparts have been executed by each of the parties and delivered to the other parties.  Copies of executed counterparts transmitted by telecopy or electronic transmission shall be considered original executed counterparts for purposes of this Section 6.5, provided that receipt of such counterparts is confirmed.

Section 6.6.      No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and each permitted assignee hereof, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.7.      Governing Law; Wavier of Jury Trial. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to principles of conflicts of law.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware.  The parties hereby (a) submit to the exclusive jurisdiction of such court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, (b) agree that all claims in respect of such action or proceeding may be heard and determined only in such court, (c) agree not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court and (d) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by such court.  Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 6.8.      Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that Stockholder may, without the consent of the Company, assign its Registration Rights to any transferee of its Shares to the extent permitted under the terms of Section 3.2 hereof.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

SOUTHWEST WATER COMPANY

By:	/s/ Mark Swatek
Name: Mark Swatek
Title: Chief Executive Officer

SW ACQUISITION MERGER CORP.

By:	/s/ Andrew F. Walters
Name: Andrew F. Walters
Title: Authorized Signatory

Signature Page to Investor Rights Agreement

EXHIBIT A

REGISTRATION RIGHTS

Section 1.         Effectiveness of Registration Rights. The registration rights pursuant to Sections 2 and 3 hereof shall become effective on the date of termination of the Merger Agreement.

Section 2.         Registration Rights Generally.

(a)        Shelf Registration. Unless all of the Shares are Transferable Shares, the Company shall cause to be filed no later than twenty (20) business days after the termination of the Merger Agreement, a registration statement (the “Shelf Registration Statement”) on Form S-1 (or any successor form), unless at such time the Company qualifies to use Form S-3 (or any successor form), in which case it shall use Form S-3, and such other documents as may be necessary to permit offerings and sales of Registrable Shares by Holders pursuant to Rule 415 under the Securities Act. Subject to the terms hereof, the Company shall exercise its best efforts to cause the Shelf Registration Statement to be declared effective as promptly as possible after the filing thereof.  Subject to Section 2(c), the Company shall maintain such Shelf Registration Statement effective and current until the earlier of (i) the time all Registrable Shares are sold pursuant to such registration statement and (ii) the time when all Shares are Transferable Shares. The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or if required by the Securities Act.

(b)        Contingent Demand Registration. In the event that the Company has failed to or is unable to file and maintain a Shelf Registration Statement as contemplated by Section 2(a) and until such failure or inability is remedied, one or more Holders holding individually or in the aggregate at least 10% of the Registrable Shares outstanding as of the Closing Date shall have the right to make a written demand upon the Company (a “Demand Notice”) to have the Company as promptly as practical register under the Securities Act for offer and sale all Registrable Shares specified to the Company by such Holders within twenty (20) business days of the date of the Demand Notice, and the Company agrees to so register such Registrable Shares. If a Demand Notice has been made on the Company, no subsequent Demand Notice may be made on the Company for ninety (90) days unless the Company has failed to comply with its obligations with respect to the Demand Notice. The Holders shall have the right to exercise registration rights pursuant to this Section 2(b) up to three (3) times.

(c)        Blackout Period. Notwithstanding Section 2(a) above, if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company (each, a “Blackout Notice”) stating that (i) there is a reasonable likelihood that such disclosure, registration statement or related prospectus to be filed, amended or supplemented, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (outside the ordinary course of business), corporate reorganization or other similar transaction involving the Company, or (ii) the occurrence or existence of any pending corporate development with respect to the Company that the Company reasonably believes could render the registration statement or any related prospectus materially misleading, the Company shall be entitled to suspend the use of the registration statement and related prospectus or delay the delivery or filing, but not the preparation, of any amendment or supplement to the registration statement or otherwise delay the completion of any sale of Registrable Shares pursuant to the registration statement for a reasonable period of time, but not to exceed sixty (60) days (the “Blackout Period”) within any 365-day period beginning on the first day of a Blackout Period; and provided, further, that any Blackout Period shall only be effective when and for so long as other holders, if any, of registration rights with respect to the Company’s securities are restricted from exercising their registration rights to the same or greater extent as the Holders. Upon receipt of a Blackout Notice, the Holders shall not effect sales of Registrable Shares pursuant to the registration statement. The Company shall promptly deliver written notice to the Holders of the expiration or earlier termination of any Blackout Period.

Section 3.         Incidental Registration Rights. For a period of two (2) years following the termination of the Merger Agreement, in the event that the Company has failed to or is unable to file and maintain a Shelf Registration Statement as contemplated by Section 2(a) and until such failure or inability is remedied, if the Company proposes to register (including for this purpose a registration effected by the Company for security holders of the Company other than any Holder) any Company Common Stock for sale under the Securities Act or effect or participate in an offering of Company Common Stock under the Securities Act (other than (i) pursuant to Section 2 hereof, (ii) securities to be issued pursuant to a stock option or other employee benefit or similar plan, or (iii) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation) the Company shall, as promptly as practicable, give written notice to the Holders of the Company’s intention to effect such registration or effect or participate in such an offering. If, within ten (10) days after receipt of such notice, any Holder submits a written request to the Company specifying the amount of Registrable Shares that it proposes to sell or otherwise dispose of in accordance with this Section 3, the Company shall use its reasonable best efforts to include the Registrable Shares specified in the contemplated offering. If the offering is to be made by or through underwriters, the Company, any selling Holder and such underwriter shall execute an underwriting agreement in customary form; provided, however, that if the Company and any selling Holder are advised in writing in good faith by the lead underwriter of the Company’s securities that the amount to be sold by Persons other than the Company (collectively, “Selling Stockholders”) is greater than the amount that can be offered without adversely affecting the offering (taking into consideration the interests of the Company and the Holders), the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of Registrable Shares) to a number reasonably deemed satisfactory by such lead underwriter; provided that the shares that shall be excluded shall be excluded in the following order: (i) first, securities held by any Persons not having any contractual or incidental registration rights in respect of the offering contemplated by this Section 3, (ii) second, Registrable Shares held by the Holders sought to be included in the offering pursuant to this Section 3 and Company Common Stock sought to be included in such offering by Persons having contractual or incidental “piggy-back” rights, (iii) third, Company Common Stock sought to be offered and sold by other Persons having demand registration rights with respect to such an offering and (iv) fourth, Company Common Stock sought to be sold by the Company. Any reduction of the number of Registrable Shares indicated under (ii) shall be made on a pro rata basis based upon the aggregate number of shares of Company Common Stock sought to be registered pursuant to this section by the relevant Holders and other Persons.

Section 4.         Underwriting and Broad Distribution.

(a)        At the request of any Holder, with respect to a sale of Registrable Shares by such Holder, the Company shall enter into an underwriting, agency, placement, subscription or other agreement, in usual and customary form and substance (including but not limited to usual and customary indemnities, the provision by independent counsel to the Company of customary opinions and the provision of customary certificates by officers of the Company and the provision by the Company’s independent accountants of customary comfort letters as reasonably requested by such Holder and the lead underwriters of such offering) with managing underwriters to be selected by such Holder and not disapproved by the Company acting reasonably, and the Company shall perform its obligations in connection therewith.

(b)        The Company shall be required to enter into an underwriting, agency, placement, subscription or other agreement pursuant to Section 4(a) only if such Registrable Shares are to be offered and sold in a manner intended to result in a broad distribution within or outside the United States (simultaneously or both), such that no single purchaser of the Registrable Shares will acquire in such offering more than two percent of the Company Common Stock outstanding at the time of such purchase and sale.

Section 5.         Registration Mechanics.

(a)        Company Obligations. In connection with any registration of Registrable Shares pursuant to Section 2 or 3, the Company shall:

(i)         prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and the rules promulgated thereunder with respect to the sale or other disposition of all of the securities proposed to be registered by such registration statement;

(ii)        furnish to the Holders such number of copies of any prospectus (including preliminary, amended and supplemental prospectuses and any “issuer free writing prospectuses” (as such term is defined in Rule 433 under the Securities Act)) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as it may reasonably request, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain effective;

(iii)       (A)       use its best efforts to register or qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders or any underwriter shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holders or any underwriter to consummate the disposition of Registrable Shares in such jurisdictions and (B) keep such registration or qualification in effect for so long as the registration statement remains in effect; provided, however, that the Company shall not be obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed;

(iv)       use reasonable efforts to furnish, or cause to be furnished, to the Holders, addressed to them, (A) an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement relating to any underwritten offering, and (B) a “cold comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as such Holders may reasonably request;

(v)        use its reasonable best efforts to cause all Registrable Shares proposed to be registered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary in the opinion of counsel to the Company to enable the Holders to consummate the disposition of such Registrable Shares;

(vi)       within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the SEC, furnish to one counsel selected by the Holders copies of such documents proposed to be filed, which documents shall be subject to the reasonable approval of such counsel, and promptly provide such counsel with all written comments from the SEC with respect to such documents;

(vii)      make available to the Holders, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any selling Holder or underwriter, upon request, all financial and other records, pertinent corporate documents and properties of the Company and Company Subsidiaries, including access to due diligence meetings involving the senior executives of the Company, as shall be reasonably necessary to enable the Holders, representatives of the Holders and the underwriters to conduct reasonable due diligence and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such person in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request and that in the case of the Holders, this obligation shall only apply to one attorney, accountant or other representative designated by the Requesting Holders;

(viii)      make available executive officers and other members of senior management of the Company (including the principal executive and financial officers of the Company) at “road shows” or other investor presentations conducted in connection with offerings of Registrable Shares (subject to such executive officers and members of management being able to properly address their other business responsibilities);

(ix)       notify the Holders any time a prospectus relating to the offering of Registrable Shares is required to be delivered or filed under the Securities Act upon discovery that, or upon the occurrence of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and (subject to the good faith determination of the board of directors of the Company as to whether to cease or temporarily halt all sales under such registration statement), at the request of the Holders prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made;

(x)        use reasonable efforts to comply with all applicable rules and regulations of the SEC; and

(xi)       cause the Registrable Shares covered by such registration statement to be listed on the Nasdaq Global Select Market or on any other principal securities exchange on which Company securities of the same class as the Registrable Shares are then listed.

(b)        Holder Obligations. Each Holder that holds shares covered by any registration statement will furnish to the Company in writing such information regarding itself as is required to be included in the registration statement, the ownership of shares by such Holder and the proposed distribution by such Holder of such shares as the Company may from time to time reasonably request in writing.

Section 6.         Expenses. The Company shall pay or cause to be paid all of the Company’s fees and expenses in connection with any registration and sale of Registrable Shares pursuant to the Registration Rights (including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of counsel and independent accountants for the Company and all fees and expenses of complying with securities or blue sky laws).  Notwithstanding anything contained herein, the Company shall not be responsible for any broker, underwriter or similar fees or commissions, or any legal expenses or costs of the Holders in connection therewith.

Section 7.         Indemnification and Contribution.

(a)        Indemnification by the Company. With respect to any offering and sale registered pursuant to these Registration Rights, the Company agrees to indemnify and hold any selling Holder, each underwriter, if any, of the Registrable Shares under such registration, and each Person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, and any directors and officers of the foregoing, harmless against any and all losses, claims, damages, or liabilities (including legal fees and other expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the Securities Act or otherwise (collectively “Losses”), insofar as any such Losses shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Registrable Shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Registrable Shares, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; provided, however, that the indemnification contained in this Section 7 shall not apply to such Losses which shall arise out of or shall be based upon any such untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to the Company by any selling Holder or any underwriter, as the case may be, specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement therein.

(b)        Indemnification by the Holders. In the case of each offering and sale registered pursuant to these Registration Rights, any selling Holder and each underwriter, if any, participating therein shall severally indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and the directors and officers of the Company, with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by any selling Holder or such underwriter, as the case may be, specifically for use in connection with the preparation of such registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement thereto.

(c)        Notice. Each party indemnified under this Section 7 shall promptly after receipt of notice of the commencement of any claim against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnified party in writing of the commencement thereof. The failure of any indemnified party to notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 7, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any action in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof through counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party in which event the indemnifying party shall not be entitled to assume the defense thereof with respect to such defenses). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

(d)        Contribution. If the indemnification provided for in this Section 7 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless from any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided herein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contributions relates as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, each party’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and the opportunity to correct and prevent any statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding to the extent such party would have been indemnified for such expenses if the indemnification provided for in this Section 7 was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 8.         Exchange Act Reports. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)        make and keep public information available, as those terms are understood and defined in Rule 144, at all times, and take all action as may be required as a condition to the availability of Rule 144;

(b)        so long as a Holder owns any Registrable Shares, furnish to any Holders upon its reasonable written request a written statement certifying the Company’s compliance with the reporting requirements of Rule 144 or any similar rule, and a copy of the most recent annual, periodic or current report of the Company filed pursuant to the Exchange Act and such other reports and documents as reasonably requested by such Holder in availing itself of any rule or regulation of the SEC allowing the sale of the Registrable Shares without registration;

(c)        file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)        facilitate and expedite transfers of Registrable Shares sold pursuant to SEC Rule 144, including providing timely notice to its transfer agent to expedite such transfers.

Section 9.         Other Agreements.

(a)        The Company shall not grant, and has not granted, any other Person rights to register securities of the Company on terms that would be reasonably likely to restrict the ability of the Company fully to perform its obligations to the Holders in connection with the Registration Rights.

(b)        The Company shall not amend any registration rights agreement with any other Person nor shall the Company waive any provision under any registration rights agreement that it would be entitled to waive thereunder if such waiver would be reasonably likely to adversely affect any Holder’s Registration Rights.

Section 10.       Benefits of Registration Rights. The Stockholder and any permitted holder of the Shares under the Investor Rights Agreement may exercise and have the benefits of the Registration Rights initially granted to the Stockholder hereunder in such manner and in such proportion as shall be determined by such Stockholder (such Stockholder and such holders exercising Registration Rights each shall be termed a “Holder” hereunder); provided, that each Holder shall also be subject to the obligations provided hereunder.